UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Northern Lights Fund Trust IV
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

17605 Wright Street, Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share	BATS BZX Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-204808.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of the QuantX Risk Managed Growth ETF, QuantX Risk Managed Multi-Asset Income ETF, QuantX Risk Managed Multi-Asset Total Return ETF, QuantX Risk Managed Real Return ETF, and QuantX Dynamic Beta US Equity ETF, each a series of Northern Lights Fund Trust IV (the "Trust") to be registered hereunder are set forth in the Registrant’s Registration Statement on Form N-1A, as amended (File Nos. 333-204808; 811-23066) as filed with the Securities and Exchange Commission, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and each’s I.R.S. Employer Identification Number are as follows:

Series Name	EIN
QuantX Risk Managed Growth ETF	81-4423904
QuantX Risk Managed Multi-Asset Income ETF	81-4424052
QuantX Risk Managed Multi-Asset Total Return ETF	81-4427692
QuantX Risk Managed Real Return ETF	81-4700192
QuantX Dynamic Beta US Equity ETF	81-4247775

ITEM 2.

EXHIBITS.

1.	The Trust's Trust Instrument is included as exhibit (a)(i) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-204808; 811-23066), as filed with the Securities and Exchange Commission on August 14, 2015.

2.	The Trust's By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-204808; 811-23066), as filed with the Securities and Exchange Commission on August 14, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  January 20, 2017

NORTHERN LIGHTS FUND TRUST IV

By: /s/ James Ash

Name: James Ash

Title: Secretary